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                                                                    EXHIBIT 2.04

                                                                  EXECUTION COPY

                              SETTLEMENT AGREEMENT

         This Settlement Agreement (this "Agreement") is entered into as of December 5, 2003 by and among (1) Xcel Energy Inc., a Minnesota corporation ("Xcel"), (2) NRG Energy, Inc., a Delaware corporation ("NRG"), on behalf of itself and each of its direct and indirect majority-owned subsidiaries (the "NRG Subsidiaries," and together with NRG, the "NRG Entities"), and (3) each of the NRG Subsidiaries listed as signatories to this Agreement (Xcel and the NRG Entities are collectively referred to herein as the "Parties").

         WHEREAS, NRG and certain of the NRG Subsidiaries have commenced voluntary chapter 11 bankruptcy cases (the "Chapter 11 Cases") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

         WHEREAS, Xcel and NRG are parties to that certain Support and Capital Subscription Agreement dated May 29, 2002 (the "Capital Support Agreement");

         WHEREAS, certain disputes exist between Xcel and NRG and/or NRG's creditors with respect to Xcel's funding obligations, if any, under the Capital Support Agreement;

         WHEREAS, certain other disputes exist between Xcel and NRG and/or the NRG Entities' creditors, including various disputes relating to tax matters, service agreements, and claims allegedly held by some of the NRG Entities' creditors against Xcel;

         WHEREAS, Xcel vigorously denies (i) that it has any liability to NRG or its creditors under the Capital Support Agreement, (ii) that it has any liability to NRG relating to tax matters and services agreements, and (iii) that it has any liability to any creditor of NRG or of any NRG Subsidiary in such creditor's capacity as such;

         WHEREAS, the Parties wish to settle and compromise the disputes and issues between and among them on the terms set forth herein to avoid the expense, delay, uncertainty, and risks of litigation and so that NRG can emerge successfully from chapter 11;

         WHEREAS, as a result, the Parties acknowledge that the Released-Based Amount (as defined below) is being paid by Xcel pursuant to this Agreement solely to facilitate the NRG Plan (as defined below) and the benefits to Xcel thereunder and is expressly not being paid as any concession as to the validity of any claims, whether or not being released, against the Released Parties (as defined below) pursuant to this Agreement; and

         WHEREAS, this Agreement is essential and integral to the NRG Plan.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby consent and agree as follows:

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1.                Definitions. As used herein, the following terms shall have the respective meanings specified below:

         "4/1/03 Ratings" shall mean the credit ratings of BBB- by Standard & Poor's Rating Service and Baa3 by Moody's Investor Services on the Xcel Debt on April 1, 2003.

         "9019 Motion" shall mean a motion for approval of this Agreement and the provisions of sections 9.2, 9.3.B., 9.3.D., and 9.3.G. of the Plan under Bankruptcy Rule 9019 with respect to NRG Entities that are part of the Chapter 11 Cases but are not part of the NRG Plan, in the form attached hereto as Exhibit A, which shall be approved by the Confirmation Order.

         "Affiliate" shall have the meaning set forth in section 2(a)(11) of the Public Utility Holding Company Act of 1935 (other than the NRG Entities when the term "Affiliate" is used in connection with Xcel).

         "Assumed Agreements" shall mean those agreements between the Debtors and Xcel (or an Xcel Affiliate) described on Schedule 8(m) hereto to be assumed by the Debtors.

         "Authorized Party" shall mean, collectively, the Creditors' Committee and the Global Steering Committee. The Creditors' Committee or the Global Steering Committee acting without the other shall not be an Authorized Party.

         "Ballots" shall mean the ballots for the Unsecured Creditor Class under the NRG Plan, in the forms attached hereto as Exhibit B.

         "Bank Group" shall mean the legal or beneficial holders of all of the Claims under the Lender Facilities.

         "Bankruptcy Code" shall mean title 11 of the United States Code.

         "Bankruptcy Court" shall have the meaning set forth in the recitals to this Agreement.

         "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and any Local Rules of the Bankruptcy Court, as amended from time to time.

         "Bar Date Order" shall mean the Final Order of the Bankruptcy Court, attached hereto as Exhibit C, setting a bar date for claims against NRG in the Chapter 11 Cases.

         "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which commercial banks in the State of New York are required or authorized to close by law or executive order.

         "Capital Support Agreement" shall have the meaning set forth in the recitals to this Agreement.

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         "Cash Refund" shall mean the amount of any cash refund of taxes
         (including any interest paid thereon) to be generated by the carryback of the Worthless Stock Deduction in whole or in part to any taxable year prior to the Loss Year.

         "Cause of Action" shall mean all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party Claims, indemnity Claims, contribution Claims or any other Claims whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

         "Chapter 11 Cases" shall have the meaning set forth in the recitals to this Agreement.

         "Claims" shall have the meaning set forth in section 101(5) of Bankruptcy Code and shall be deemed to include any "Claim" arising on or after the Petition Date through the Effective Date.

         "Confirmation Date" shall mean the date on which there occurs the entry of the Confirmation Order on the docket of the Bankruptcy Court.

         "Confirmation Order" shall mean the order of the Bankruptcy Court, in the form attached hereto as Exhibit D, confirming the NRG Plan and approving this Agreement, and the compromises and transactions contemplated by this Agreement; provided that the Confirmation Order may be modified or supplemented from the form attached hereto as Exhibit D in a manner which does not adversely affect Xcel in its sole opinion.

         "Creditors' Committee" shall mean the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

         "Cross-Over Lenders" shall have the meaning set forth in section 8(i) of this Agreement.

         "Cure Obligations" shall mean the cure obligations of the Debtors pursuant to section 365(b) of the Bankruptcy Code in connection with the Assumed Agreements.

         "D&O Expiration Date" shall mean August 18, 2003.

         "D&O Policies" shall mean insurance policies covering director and officer liabilities, including without limitation: (i) Directors and Officers Liability Insurance Policy No. D0969A1A00, issued by Associated Electric & Gas Insurance Services Limited (AEGIS), policy period beginning August 18, 2000; (ii) Following Form Combined Liability Indemnity Policy No. 800005-00CL, issued by Energy Insurance Mutual (EIM), policy period beginning August 18, 2000; (iii) Excess Policy No. 8179-96-58 DAL, issued by Federal Insurance Company (FIC), policy period beginning August 18, 2000; (iv) Directors and Officers Liability Insurance Policy No. D0217A1A99, issued by AEGIS, policy period beginning November 15, 1999 (including specifically, but not

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         limited to, runoff endorsement effective as of August 18, 2000); (v)
         Following Form Combined Liability Indemnity Policy No. 800002-97CL, issued by EIM, policy period beginning November 15, 1997 (including specifically, but not limited to, runoff endorsement effective as of August 18, 2000); (vi) Excess Policy No. 8151-42-64B , issued by FIC, policy period beginning November 15, 1999 (including specifically, but not limited to, runoff endorsement effective as of August 16, 2000); and (vii) Fiduciary and Employee Benefit Liability Insurance Policy No. F0969A1A00, issued by AEGIS, policy period beginning August 18, 2000.

         "Debtors" shall mean NRG and any of the NRG Subsidiaries which are part of the Chapter 11 Cases.

         "Disclosure Statement" shall mean the disclosure statement in connection with the NRG Plan, in the form attached hereto as Exhibit E.

         "Disclosure Statement Order" shall mean the Final Order of the Bankruptcy Court, in the form attached hereto as Exhibit F, approving various procedures in connection with solicitation of votes with respect to the NRG Plan.

         "Downgrade Date" shall mean the first date on which the Xcel Debt has not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days.

         "Effective Date" shall mean the date on which the NRG Plan becomes effective in accordance with its terms.

         "Employee Matters Agreement" shall mean that agreement, in the form attached hereto as Exhibit G, pursuant to which various obligations with respect to employees and benefit plans shall be allocated between Xcel and NRG as of the Effective Date on the terms set forth therein.

         "Excluded Claims" shall mean any claims against Xcel under (i) this Agreement; (ii) the Employee Matters Agreement; (iii) the Tax Matters Agreement; (iv) the Assumed Agreements; and (v) any Separate Bank Claims and any claims reserved pursuant to section C. of the Separate Bank Release Agreement.

         "Final Order" shall mean an order or judgment of the relevant court of competent jurisdiction as entered on the docket in the relevant cases that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been resolved by the highest court to which the order or judgment was appealed from or from which certiorari was sought.

         "Global Steering Committee" shall mean the persons identified on Schedule A, being legal or beneficial holders of various Claims under the Lender Facilities and certain other credit facilities with respect to certain NRG Subsidiaries.

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         "Guarantees" shall mean all Xcel guarantees, equity contribution obligations, indemnification obligations, arrangements whereby Xcel or any Affiliate has posted cash collateral, and all other credit support obligations with respect to NRG or any NRG Subsidiary, in each case set forth on Schedule 5(a)(i) hereto.

         "Initial Contribution" shall mean $238 million of the Xcel
         Contribution.

         "Lender Facilities" shall mean, collectively, the NRG FinCo Secured Revolver Agreement, the NRG Letter of Credit Facility, and the NRG Unsecured Revolver Agreement.

         "Liabilities" shall mean all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto. For purposes of any indemnification hereunder, "Liabilities" shall be deemed also to include any and all damages, claims, suits, judgments, fines, penalties, costs and expenses of any kind or character, including attorney's fees.

         "Loss Year" shall mean the year in which the Effective Date occurs.

         "Non-Plan Debtors" shall mean those NRG Subsidiaries having commenced Chapter 11 Cases that are not subject to the NRG Plan.

         "Notes" shall mean those public notes of NRG listed on Schedule B to this Agreement.

         "NRG" shall have the meaning set forth in the preamble to this Agreement.

         "NRG Entities" shall have the meaning set forth in the preamble to this Agreement.

         "NRG FinCo" shall mean NRG Finance Company I LLC, a Delaware corporation.

         "NRG FinCo Secured Revolver Agreement" shall mean the revolving credit agreement entered into by and among NRG FinCo, Credit Suisse First Boston and certain other lenders party thereto and NRG Audrain Generation LLC, LSP-Nelson Energy, LLC, LSP-Pike Energy, LLC and NRG Turbine LLC, as sub-borrowers, as of May 8, 2001 with the purpose of financing certain domestic construction projects of the Debtors, together with all amendments, modifications, renewals, restatements, substitutions and replacements thereof and all documents, agreements or instruments related thereto, including, but not limited to, the NRG Equity Undertaking (as defined in Exhibit F of the NRG Plan).

         "NRG Letter of Credit Facility" shall mean the $125,000,000 Standby Letter of Credit Facility, dated as of November 30, 1999, among NRG, the financial institutions party thereto and the Australia and New Zealand Banking Group Limited, as administrative

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         agent, as amended, supplemented, restated or modified from time to time, together with all documents, agreements or instruments related thereto.

         "NRG Payment Request" shall mean a written notice pursuant to which the Authorized Party may request that Xcel not exercise the Xcel Downgrade Election as set forth in section 2(f)(ii) of this Agreement.

         "NRG Payment Revocation" shall mean a written notice pursuant to which the Authorized Party may revoke the NRG Payment Request as set forth in section 2(f)(ii) of this Agreement.

         "NRG Plan" shall mean the chapter 11 plan of reorganization for NRG, in the form attached hereto as Exhibit H; provided that the NRG Plan may be modified or supplemented from the form attached hereto as Exhibit H, as set forth therein, in a manner which does not adversely affect Xcel in its sole opinion.

         "NRG Released Causes of Action" shall mean, collectively, all Claims or Causes of Action of any kind or nature (whether known or unknown) which NRG, any of the NRG Subsidiaries, or any creditor of any of the Debtors, directly or indirectly, has or may have as of the Effective Date against any of the Released Parties in respect of any matter relating to NRG or any of the NRG Subsidiaries, including, without limitation, the Specified Claims, but the NRG Released Causes of Action shall not include any Excluded Claims.

         "NRG Unsecured Revolver Agreement" shall mean that certain 364-Day Revolving Credit Agreement dated as of March 8, 2002 among NRG, the financial institutions party thereto, ABN Amro Bank N.V., as administrative agent, Salomon Smith Barney, Inc., as syndication agent, Barclays Bank PLC, as co-syndication agent, and The Royal Bank of Scotland PLC, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as co-documentation agents, as amended, supplemented, restated or modified from time to time, together with all documents, agreements or instruments related thereto.

         "NRG Subsidiaries" shall have the meaning set forth in the preamble to this Agreement.

         "Parties" shall have the meaning set forth in the preamble to this Agreement.

         "Person" has the meaning set forth in section 101(41) of the Bankruptcy Code.

         "Petition Date" shall mean May 14, 2003.

         "Plan Support Agreement" shall mean that Plan Support Agreement dated May 13, 2003 among NRG, Xcel, and the Supporting Creditors.

         "Reimbursable Claims" shall mean amounts billed under the Services Agreement related to corporate insurance obtained for the benefit of NRG and other services requested by NRG.

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         "Release-Based Amount" shall mean up to $390 million of the Xcel
         Contribution payable as follows: (i) $38 million out of the Second Installment, and (ii) the entire Third Installment.

         "Released-Based Amount Agreement" shall mean that agreement among NRG and Xcel, in the form attached hereto as Exhibit I, which specifies how to calculate the Released-Based Amount payable by Xcel to NRG at any time.

         "Released Parties" shall mean, in respect of any NRG Released Causes of
         Action: (i) the Xcel Released Parties, and (ii) any other person or entity to the extent that such person or entity is entitled to a claim for indemnification, reimbursement, contribution, subrogation or otherwise against any of the persons or entities listed in clause (i) in respect of the NRG Released Causes of Action.

         "Reorganized NRG" shall mean NRG on and after the Effective Date pursuant to the NRG Plan.

         "Second Installment" shall mean $50 million of the Xcel Contribution.

         "Separate Bank Claims" shall mean those Claims against the Released Parties being released as part of the Separate Bank Release Agreement.

         "Separate Bank Release Agreement" shall mean that certain release agreement between Xcel and the Bank Group in the form attached hereto as Exhibit J.

         "Services Agreement" shall mean the Service Agreement between Xcel Energy Services Inc. and NRG dated June, 2002.

         "Settled Claims" shall mean all Claims of Xcel or any Affiliate against any NRG Entity arising or accruing on or prior to January 31, 2003 for the provision of intercompany goods or services under the Services Agreement and all Claims for amounts paid by Xcel or any Affiliate on or prior to January 31, 2003 under any Guaranty.

         "Specified Claims" shall mean (i) any Claim that is property of any Debtor's estate pursuant to section 541 of the Bankruptcy Code or otherwise; (ii) any preference, fraudulent conveyance and other actions under sections 510, 544, 545, 547, 548, 549, 550 or 553 of the
         Bankruptcy Code or any state law equivalents; (iii) any Claim arising out of illegal dividends or similar theories of liability; (iv) any Claim asserting veil piercing, alter ego liability or any similar theory; (v) any Claim based upon unjust enrichment; (vi) any Claim for breach of fiduciary duty; (vii) any Claim for fraud, misrepresentation or any state or federal securities law violations; and (viii) any Claim that NRG or any NRG Subsidiary may have as a result of having been a member of the Xcel affiliated tax group or a signatory to an Xcel tax sharing agreement.

         "Support Agreement Amount" shall mean $250 million of the Xcel Contribution payable out of the entire Initial Contribution and $12 million of the Second Installment.

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         "Support Agreement Claims" shall mean all Claims against Xcel arising under or related to the Capital Support Agreement.

         "Supporting Creditors" shall mean, collectively, the Supporting Lenders and Supporting Noteholders.

         "Supporting Lenders" shall mean the Bank Group members that are signatories to the Plan Support Agreement.

         "Supporting Noteholders" shall mean the Noteholders that are signatories to the Plan Support Agreement.

         "Tax Matters Agreement" shall mean that tax matters agreement between NRG and Xcel, in the form attached hereto as Exhibit K.

         "Third Installment" shall mean up to $352 million of the Xcel Contribution.

         "Transfer" shall mean (a) the sale, transfer, assignment, pledge, or other disposal, directly or indirectly, of any right, title or interest in respect of any and all Claims and Causes of Action against the Released Parties, in whole or in part, or any interest therein, and/or
         (b) the grant of any proxies, deposit of any Claims or Causes of Action against the Released Parties into a voting trust, or the entry into a voting agreement with respect to any of such Claims or Causes of Action.

         "Transferee" means any party who obtains, at any time, a Transfer from a NRG Entity.

         "Unsecured Creditor Class" shall mean Class 5 under the NRG Plan, together with Class 6 under the NRG Plan in the event Debtor NRG Power Marketing, Inc. is substantively consolidated with NRG under the NRG Plan.

         "Voting Deadline" shall mean the initial voting deadline for accepting or rejecting the NRG Plan as established by the Debtors pursuant to the Disclosure Statement Order.

         "Voting Record Date" shall be the voting record date established by the Disclosure Statement Order.

         "Worthless Stock Deduction" shall mean the deduction that Xcel or its Affiliates will claim under Section 165(g)(3) of the Internal Revenue Code and any comparable provision of state or local law with respect to the loss of its investment in NRG.

         "Xcel" shall have the meaning set forth in the preamble to this Agreement.

         "Xcel Contribution" shall mean, collectively, (1) up to $640 million, subject to the provisions of this Agreement; and (2) the Xcel Released Causes of Action.

         "Xcel Credit Waiver" shall have the meaning set forth in section 8(i) of this Agreement.

         "Xcel Debt" shall mean Xcel's senior unsecured public notes.

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         "Xcel Downgrade Election" shall mean Xcel's right to pay up to $150 million of the Initial Contribution in XEL Stock no later than 10 Business Days after the Xcel Payment Date pursuant to the terms of section 2(f)(i) of this Agreement.

         "Xcel Payment Date" shall mean the later of (i) 90 days after the Confirmation Date, and (ii) one Business Day after the Effective Date.

         "Xcel Plan Note" shall mean that certain unsecured, 2.5 year non-amortizing promissory note issued by Reorganized NRG in favor of Xcel with a principal amount of $10 million bearing interest at the per annum rate of 3% in the form attached hereto as Exhibit L.

         "Xcel Released Causes of Action" shall mean collectively, all Claims or Causes of Action of any kind or nature (whether known or unknown) which Xcel has or may have against any of the NRG Entities or any officer, director, employee, Affiliate or agent of any of the NRG Entities, in each case in their capacity as such, but the Xcel Released Causes of Action shall not include: (1) the obligations of any of the NRG Entities to Xcel or any Affiliate of Xcel under this Agreement, the Separate Bank Release Agreement, the NRG Plan, the Confirmation Order, the Employee Matters Agreement, the Release-Based Amount Agreement, the Tax Matters Agreement, the Xcel Plan Note or any document or agreement executed in connection with this Agreement, the Separate Bank Release Agreement, the NRG Plan, or the Confirmation Order, or (2) any rights of subrogation which Xcel may have against any of the NRG Entities as a result of Xcel's payment of all or any part of the Claim of any creditor of such NRG Entity.

         "Xcel Released Parties" shall mean Xcel or any officer, director, employee, subsidiary, Affiliate (other than NRG and the NRG Subsidiaries), agent, or other party acting on behalf of Xcel or a subsidiary or an Affiliate of Xcel (other than NRG or the NRG Subsidiaries), in each case in their capacity as such.

         "Xcel Shares Option" shall mean the option of Xcel to make any or all of the Second Installment in XEL Stock as described in Section 2(d) hereof.

         "Xcel Tax Benefit" shall mean the reduction in federal income tax liability of Xcel, any Affiliate, and the Xcel consolidated group, as the case may be, attributable to the Worthless Stock Deduction, including without limitation, the Cash Refund and the reduction of any estimated payments of federal income tax liability in the Loss Year or any subsequent year, which reduction may be made (or not made) by Xcel in its sole discretion.

         "XEL Stock" shall mean common stock of Xcel that has been registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement.

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2.                Xcel Consideration. Subject to the terms and conditions of this Agreement, the NRG Plan, the Confirmation Order, and all other agreements or documents contemplated by this Agreement, the NRG Plan and the Confirmation Order, Xcel shall contribute the Xcel Contribution to NRG. The Xcel Contribution shall be paid or provided as follows:

         (a) Initial Contribution. The Initial Contribution shall be paid in cash to NRG on the Xcel Payment Date, except to the extent that payment of up to $150 million of the Initial Contribution is payable by Xcel in XEL Stock pursuant to the exercise by Xcel of the Xcel Downgrade Election under Section 2(f)(i) hereof or Section 2(f)(iii) hereof and except to the extent that payment of up to $150 million of the Initial Contribution is delayed pursuant to the delivery by the Authorized Party of the NRG Payment Request to Xcel under
                  Section 2(f)(i) hereof or Section 2(f)(iii) hereof.

         (b) Second Installment. The Second Installment shall be paid to NRG on the later of January 1, 2004 or the Xcel Payment Date in cash, except to the extent that all or any part of the Second Installment is payable by Xcel in XEL Stock pursuant to the exercise by Xcel of the Xcel Shares Option under Section 2(d) hereof.

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         (c)               Third Installment.

                  (i)               The amount of the Third Installment that is
                           payable on the later of April 30, 2004 or the Xcel Payment Date pursuant, subject to paragraph 3(d) below, to the Release-Based Amount Agreement shall be paid to NRG in cash on the later of April 30, 2004 or the Xcel Payment Date, except to the extent that payment of such amount is delayed pursuant to Section 2(f)(iv) hereof to the later of June 30, 2004 or 60 days after the Xcel Payment Date and except that the portion of the amount payable on the later of April 30, 2004 or the Xcel Payment Date (or, if Section 2(f)(iv) hereof is applicable, the later of June 30, 2004 or 60 days after the Xcel Payment Date) in excess of the Cash Refund received by Xcel as of such date shall not be due and payable until 30 days after the later of April 30, 2004 or the Xcel Payment Date (or if Section 2(f)(iv) is applicable, until 30 days after the later of June 30, 2004 or 60 days after the Xcel Payment Date). Additional portions of the Third Installment payable by Xcel to NRG as a result of the allowance or other liquidation of contingent, unliquidated, or disputed claims against NRG shall be paid by Xcel to NRG in cash on such dates as are required by the Release-Based Amount Agreement, subject to paragraph 3(d) below.

                  (ii)              The payment of the Third Installment will be
                           required regardless of whether any Cash Refund is ever received or whether any Xcel Tax Benefit is later reduced or eliminated on audit by a taxing authority. The Third Installment shall be payable without interest; provided, if Xcel defaults in the timely payment of the Third Installment, as required, subject to paragraph 3(d) below, by the Release-Based Amount Agreement (taking into account the 30 day grace period set forth in section 2(c)(i) above and the provisions of section 2(f)(iv) below), the unpaid amount shall accrue simple interest at 10% per annum from the date of non-payment until the date of payment (in addition to any other remedies such as collection actions, the reasonable cost of which shall also be payable by Xcel).

         (d) Xcel Shares Option. No later than five Business Days after the Confirmation Date, Xcel can exercise the Xcel Shares Option by issuing a press release stating that it has elected to exercise the Xcel Shares Option and the amount (which can be 100%) of the Second Installment to be paid in XEL Stock. If Xcel exercises the Xcel Shares Option, Xcel shall pay in XEL Stock the amount of the Second Installment designated by Xcel in such press release to be paid in XEL Stock. The number of shares that Xcel shall be required to deliver shall be the nearest whole number of shares equal to (x) the amount of the Second Installment to be made in XEL Stock divided by (y) the average closing price for XEL Stock on the New York Stock Exchange for the last ten full trading days through and including the Business Day prior to the date the Second Installment is due.

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         (e)               Xcel Released Causes of Action. The component of the
                  Xcel Contribution comprised of the Xcel Released Causes of Action shall be deemed delivered to NRG and effective as of the Effective Date.

         (f)               Xcel Downgrade Election.

                  (i)               In the event that on the Confirmation Date
                           the Xcel Debt has not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days through and including the Confirmation Date, then Xcel, in its sole discretion, may, subject to an NRG Payment Request described below, exercise the Xcel Downgrade Election by, no later than five Business Days after the Confirmation Date, issuing a press release stating that it has exercised the Xcel Downgrade Election and the amount (which can be up to $150 million) of the Initial Contribution that will be paid in XEL Stock. The number of shares of XEL Stock that Xcel shall be required to deliver shall be the nearest whole number of shares equal to (x) the amount of the Initial Contribution to be made in XEL Stock divided by (y) the average closing price on the New York Stock Exchange for Xcel common stock for the last ten full trading days through and including the Business Day prior to the date when the portion of the Initial Contribution to be paid in XEL Stock is made.

                  (ii)              Notwithstanding the foregoing, the
                           Authorized Party may request that Xcel not exercise the Xcel Downgrade Election by delivering to Xcel an NRG Payment Request within five Business Days after Xcel's issuance of the press release set forth in clause (i) above of this Section 2(f). After timely receipt by Xcel of an NRG Payment Request, Xcel shall be required to pay NRG in cash, and not in XEL Stock, the portion of the $150 million of the Initial Contribution subject to the Xcel Downgrade Election on the Business Day after the Xcel Debt has achieved at least the 4/1/03 Ratings for a period of at least 120 consecutive days. In addition, through the Effective Date and prior to payment in full by Xcel of the Initial Contribution, the Authorized Party may revoke the NRG Payment Request by delivering to Xcel an NRG Payment Revocation. Once given, an NRG Payment Revocation shall be irrevocable. In addition, on the 180th day after receipt by Xcel of an NRG Payment Request, if Xcel shall not have been required to pay NRG in cash prior to such date the portion of the $150 million of the Initial Contribution subject to the Xcel Downgrade Election, then the NRG Payment Revocation shall be deemed to have been given to Xcel. Upon receipt or deemed receipt by Xcel of an NRG Payment Revocation, Xcel shall pay the portion of the Initial Contribution subject to the Xcel Downgrade Election in XEL Stock within 10 Business Days after the later of (1) receipt or deemed receipt of the NRG Payment Revocation and (2) the Xcel Payment Date. The number of shares of XEL Stock that Xcel shall be required to deliver shall be the nearest whole number of shares equal to (x) the amount of the Initial Contribution to be made in XEL Stock divided by (y) the average closing price on the New York Stock Exchange for Xcel common stock for the last ten full trading days through and including the Business Day prior to the date when the portion of the Initial Contribution to be paid in XEL Stock is made.

                  (iii)             If (1) on the Confirmation Date the Xcel
                           Debt has retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days but (2) at any time after the Confirmation Date and prior to the Xcel Payment Date the Xcel Debt has not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days, then the provisions of subsections
                           (i) and (ii) above shall apply, but Xcel, in its sole discretion, may, subject to an NRG Payment Request, exercise the Xcel Downgrade Election and pay the requisite XEL Stock no later than the later of (1) 10 Business Days after the Xcel Payment Date and (2) 105 days after the Downgrade Date. In such event, Xcel shall issue a press release stating the specifics of its Xcel Downgrade Election no later than five Business Days after the Downgrade Date. In addition, if Xcel has exercised an Xcel Downgrade Election pursuant to this subsection (iii) and has subsequently received an NRG Payment Revocation, then Xcel shall pay the portion of the Initial Contribution subject to the Xcel Downgrade Election in XEL Stock within the later of (i) 10 Business Days after receipt of the NRG Payment Revocation and (ii) 105 days after the Downgrade Date.

                  (iv)              In addition to the foregoing, in the event
                           that on the Xcel Payment Date the Xcel Debt has not retained at least the 4/1/03 Ratings for a period of at least 120 consecutive days through and including the date that the initial portion of the Third Installment is due, then the due date for the initial portion of the Third Installment shall be extended to the later of June 30, 2004 and sixty days after the Xcel Payment Date.

         (g) Tax Treatment of Xcel Contribution. The Parties shall treat the Xcel Contribution as a contribution to the capital of NRG for federal, state, and local income tax purposes.

3.                Allocation of Xcel Contribution and NRG Releases.

         (a) Support Agreement Amount. The Support Agreement Amount shall be made in exchange for the release of the NRG Released Causes of Action comprised of the Support Agreement Claims.

         (b) Released-Based Amount. The Release-Based Amount together with the Xcel Released Causes of Action shall be made in exchange for the releases described in Sections 3(c) and
                  (d) hereof and such other releases and injunctions for the benefit of the Released Parties set forth in the Confirmation Order.

         (c) Check the Box Releases. Subject to the terms of the Release-Based Amount Agreement, the Released-Based Amount shall be distributed pro rata to each allowed Claim in the Unsecured Creditor Class that checks the appropriate box on a Ballot indicating that the holder of such Claim is releasing the Released Parties from all NRG Released Causes of Action and causes the relevant balloting agent to receive such Ballot by the Voting Deadline. Subject to paragraph 3(d) of this Agreement, creditors not checking the box on their Ballots and so causing the relevant balloting agent to receive such Ballots by the Voting Deadline shall not receive any portion of the Release-Based Amount; instead, the aggregate share of the Release-Based Amount of those creditors who did not check the box on their Ballots which otherwise would have been payable to such creditors (if they had checked the box) will be credited against and deducted from the Xcel Contribution as set forth in the Release-Based Amount Agreement.

         (d) Third Party Releases. Notwithstanding anything to the contrary in this Agreement, if the third party releases and injunctions for the benefit of the Released Parties set forth in sections 9.2 and 9.3 of the NRG Plan are approved in their entirety pursuant to a Final Order of the Bankruptcy Court in form acceptable to Xcel, then Xcel shall be obligated to pay to NRG for distribution to creditors in the Unsecured Creditor Class the entire $390 million of the Released-Based Amount; provided, however, (a) the timing of the payment of the Third Installment shall not be altered by an obligation to pay the entire $390 million of Released-Based Amount, and (b) until there is such a Final Order of the Bankruptcy Court, Xcel's obligation to pay the Released-Based Amount shall be as otherwise set forth in this Agreement and the Released-Based Amount Agreement. In addition, if the third party releases and injunctions for the benefit of the Released Parties set forth in sections 9.2 and 9.3 of the NRG Plan are approved in their entirety pursuant to a Final Order of the Bankruptcy Court in form acceptable to Xcel, the Released-Based Amount Agreement shall not be effective except for the indemnity provisions set forth in section 9 thereof and any other portion of that agreement applicable to section 9.

4.                Xcel Tax Benefit. The Parties agree that:

         (a) Worthless Stock Deduction. For federal income tax purposes, after the Effective Date Xcel or its Affiliates shall claim the Worthless Stock Deduction for the Loss Year. Neither Xcel nor any of its Affiliates shall claim the Worthless Stock Deduction for any year before the Loss Year.

         (b)               Tax Related Plan Provisions.

                  (i)               The Xcel Tax Benefit shall be the sole and
                           exclusive property of Xcel, and the NRG Entities and any party claiming by or through them hereby release as of the Effective Date any right or interest that they might otherwise have in the Xcel Tax Benefit.

                  (ii)              NRG and its direct and indirect subsidiaries
                           shall not be (a) reconsolidated with Xcel or any of its other Affiliates for tax purposes at any time after their March, 2001 deconsolidation unless otherwise required by state or local tax law, or (b) treated as a party to or otherwise entitled to the benefits of any tax sharing agreement with Xcel, other than the Tax Matters Agreement.

5.                Xcel Guaranties, Insurance, and Intercompany Claims.

         (a) Xcel Guaranties and Insurance. The Parties agree that:

                  (i)               On the Effective Date, all Guarantees shall
                           either be terminated or Xcel and NRG shall enter into other arrangements satisfactory to Xcel and NRG with respect to such obligations (with Xcel and any Affiliates thereof having no further liability for such obligations or arrangements) and all cash collateral posted by Xcel or any Affiliate shall be returned as soon as practicable to Xcel, including, if not previously returned, the $11.5 million of cash collateral posted by Xcel for the Mid-Atlantic project. With respect to the $11.5 million of cash collateral posted by Xcel for the Mid-Atlantic project, NRG shall cooperate with Xcel in seeking the return at the earliest practical date after the current expiration of the relevant Mid-Atlantic agreement in July of 2003.

                  (ii)              NRG and the NRG Subsidiaries shall be solely
                           responsible for renewing, administering, and paying for their own insurance policies starting with insurance policies relating to property and other coverages expiring as of June 2003, and D&O Policies expiring on the D&O Expiration Date; provided, however, that Xcel shall (1) not cancel any D&O Policy before the D&O Expiration Date, (2) reasonably cooperate with NRG's past or current officers and directors who may be entitled to coverage under any D&O Policy to allow them to administer their claims, and (3) if available and at the sole cost of NRG, and after receiving sufficient funds from NRG, at NRG's request purchase customary tail coverage, commencing on the D&O Expiration Date, for NRG's officers and non-Xcel directors in office on the day prior to the Petition Date and who are eligible for coverage under any D&O Policy.

                  (iii)             The Parties acknowledge and agree that the
                           rights and obligations of Xcel, NRG, and all other persons or entities insured under any D&O Policy have been and shall remain unaffected by the Chapter 11 Cases or any subsequent bankruptcy cases or proceedings commenced by any of the NRG Subsidiaries and that upon the Effective Date, Xcel, NRG, and all other persons or entities insured under any D&O Policy shall have the same status with respect to, and rights under, any D&O Policy as immediately prior to the Petition Date, notwithstanding, among other things, the automatic stay in the Chapter 11 Case for NRG previously in effect or the automatic stay that may thereafter remain in effect in the chapter 11 case of any other NRG Subsidiary.

         (b)               Intercompany Claims. The Parties agree that:

                  (i)               Any prepetition or postpetition Claims of
                           Xcel or any Affiliate against any of the NRG Entities arising from the provision of intercompany goods or services of the type set forth on Schedule 5(b)(i) hereto to any of the NRG Entities or from payment by Xcel or any Affiliate under any Guaranty shall be paid in full in cash by NRG in the ordinary course (including payment during the Chapter 11 Cases) in the appropriate amount based on the underlying contracts or agreements between the parties (including all agreements listed on Schedule 8(m) to this Agreement), without any subordination or recharacterization of such Claims, except that the Claims which are to be paid in full in the ordinary course during the Chapter 11 Cases shall not include Claims of Xcel or any Affiliate arising under the Guarantees listed in Schedule 5(b)(i) hereto (such Claims, subject to the next sentence, to be paid in full in cash by NRG on the Effective Date as provided in clause (ii) below) but shall include any Claims of Xcel or any Affiliate related to Northern States Power Company, NRG Energy Center-Rock Tenn LLC, NRG Thermal f/k/a Norenco Corporation, NRG Resource Recovery, Inc., Minnesota Waste Processing Company LLC, and NRG Energy, Inc. Notwithstanding the foregoing, (A) Settled Claims shall not be paid until the Effective Date, at which time Xcel shall receive, on account of and in full and final settlement of such Claims, the Xcel Plan Note; and (B) after January 31, 2003 NRG shall only be responsible under the Services Agreement for Reimbursable Claims. NRG agrees that it shall not order services from Xcel or any Affiliate under the Services Agreement or otherwise inconsistent with any provisions of this Agreement.

                  (ii)              To the extent, if any, that intercompany
                           Claims of Xcel or any Affiliate (other than Settled Claims and other than Claims under the Services Agreement which are not Reimbursable Claims, but including Claims for reimbursement of payments made by Xcel or any Affiliate under Guarantees) are unpaid as of the Petition Date, such amounts shall be paid in full in cash on the Effective Date by the relevant NRG Entity or NRG under the NRG Plan without any subordination or recharacterization of such Claims.

                  (iii)             The provisions of clauses (i) and (ii) of
                           this Section 5(b) shall not apply to any tax sharing agreement. All tax sharing agreements or understandings to the extent otherwise binding on Xcel and NRG, shall terminate (without any residual or ongoing liability of either party to the other) as of the Effective Date for all taxable periods, past, present and future. On and after the Effective Date, tax matters between NRG, Xcel, and any Affiliates thereof shall be governed exclusively by the Tax Matters Agreement.

6.                Representations and Warranties.

         (a) Each Party represents and warrants to the other Party that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

         (b) Each Party represents and warrants to the other Party that its execution, delivery and performance of this Agreement are within the power and authority of such party and have been duly authorized by such party.

         (c) Each Party represents and warrants to the other Party that this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms hereof, except to the extent that any Party requires regulatory or other approvals set forth in section 8(f) of this Agreement and such approvals have not been obtained; provided, that each Party's acknowledgement that the Effective Date of this Agreement has occurred shall constitute a representation that it has obtained all such approvals.

         (d) Each Party represents and warrants to the other Party that neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof will violate, conflict with or result in a breach of, its certificate of incorporation or bylaws or other constitutive document, any applicable law or regulation, any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject, except to the extent that any Party requires regulatory or other approvals set forth in section 8(f) of this Agreement and such approvals have not been obtained; provided, that each Party's acknowledgement that the Effective Date of this Agreement has occurred shall constitute a representation that it has obtained all such approvals.

         (e) NRG represents and warrants to Xcel that from January 1, 2003 through the Confirmation Date, (A) no NRG Entity has caused or permitted to be made any distribution from an NRG Subsidiary to the extent that (1) the distribution would be treated as a dividend to NRG for federal income tax purposes and (2) the distribution or portion thereof treated as a dividend to NRG, alone or in combination with any other distribution treated as a dividend to NRG during that period and any taxable gain described in clause (B) of this paragraph would exceed $63 million, and (B) NRG has not engaged in any transaction that is treated as a sale by NRG of stock or securities for federal income tax purposes and that resulted in a taxable gain, to the extent that the amount of such taxable gain, alone or in combination with any other taxable gain described in this clause (B) and any distribution described in clause (A) of this paragraph would exceed $63 million.

         (f) NRG represents and warrants to Xcel that from the Petition Date through the Effective Date, no NRG Entity has taken any action that would increase, or failed to take any action that would minimize, the likelihood that Xcel or any

                  Affiliate will be required to make any payment on any Guaranty during the Chapter 11 Cases.

         (g) NRG represents that all NRG Subsidiaries, except for Hsin Yu Energy Development Company Ltd. and NRG Gladstone Superannuation Pty Ltd., have been included on the signature pages to this Agreement.

7.                Covenants.

         (a) Neither Party shall take any action that would delay or frustrate the occurrence of the Effective Date, the transactions contemplated by this Agreement, or the transactions contemplated by any other agreements or documents referenced in this Agreement, or the consummation of the NRG Plan.

         (b) Each Party shall take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

         (c) During the period beginning on the date of this Agreement and ending on the Effective Date, NRG shall not (A) cause or permit to be made any distribution from an NRG Subsidiary to the extent that (1) the distribution would be treated as a dividend to NRG for federal income tax purposes and (2) the distribution or portion thereof treated as a dividend to NRG, alone or in combination with any other distribution treated as a dividend to NRG between January 1, 2003 and the Effective Date and any taxable gain described in clause (B) of this paragraph would exceed $63 million, and (B) engage in any transaction that is treated as a sale by NRG of stock or securities for federal income tax purposes and that results in a taxable gain, to the extent that the amount of such taxable gain, alone or in combination with any other taxable gain described in this clause (B) between January 1, 2003 and the Effective Date and any distribution described in clause (A) of this paragraph would exceed $63 million; provided, however, that this covenant shall not apply to any sales or distributions made during any period following the date of this Agreement in which persons effectively nominated or designated by Xcel hold a majority of the seats on NRG's board of directors or on the managing board of the applicable NRG Subsidiary.

         (d) No NRG Entity shall take any action that would increase, or fail to take any action that would minimize, the likelihood that Xcel or any Affiliate will be required to make any payment on any Guaranty during the Chapter 11 Cases.

         (e) Except to the extent otherwise provided in the NRG Plan, NRG shall use its reasonable best efforts to cause all NRG Subsidiaries which become part of the Chapter 11 Cases or other bankruptcy cases or proceedings instituted as part of the reorganization of the NRG Entities to seek a Final Order in a form acceptable to Xcel from the Bankruptcy Court making the provisions of sections 9.2, 9.3.C., and 9.3.G. of the NRG Plan applicable to such NRG Subsidiaries.

8. Condition to Xcel's Obligations Hereunder. All obligations of Xcel under this Agreement, including the obligation of Xcel to make all or any part of the Xcel

         Contribution, are expressly subject to the satisfaction or waiver by Xcel of each of the following conditions as of the Effective Date:

         (a) NRG shall have received the requisite votes in favor of confirmation of the NRG Plan under section 1129(a) of the Bankruptcy Code from the Unsecured Creditor Class by the Voting Deadline for the NRG Plan.

         (b) NRG shall have received votes in favor of confirmation of the NRG Plan from each of the Supporting Creditors by the Voting Deadline for the NRG Plan, and no such vote shall have been revoked or withdrawn.

         (c) Unless the third party releases and injunctions for the benefit of the Released Parties set forth in sections 9.2 and 9.3 of the NRG Plan are approved in their entirety pursuant to a Final Order of the Bankruptcy Court in form acceptable to Xcel, the following persons shall have released the Released Parties from all NRG Released Causes of Action by "checking the box" (as described in Section 3(c) hereof) on their Ballots and causing the relevant balloting agent to receive such Ballots no later than the Voting Deadline for the NRG Plan and such releases shall be in full force and effect and shall not be stayed or modified:

                  (i)               holders of a majority in number representing
                           85% in principal amount outstanding of the Claims in respect of the Notes, including 100% of the Supporting Noteholders;

                  (ii)              holders of 100% in principal amount
                           outstanding of the Claims in respect of each of the NRG Unsecured Revolver Agreement, the NRG Letter of Credit Facility, and the NRG FinCo Secured Revolver Agreement; and

                  (iii)             holders of 85% in amount of all Claims in
                           the Unsecured Creditor Class as determined by the Release-Based Amount Agreement.

         (d) The Confirmation Order shall have been entered on the docket of the Bankruptcy Court for 11 days (except to the extent such delay shall cause the Effective Date of the NRG Plan to occur after December 15, 2003), and the Confirmation Order shall (i) fully incorporate all of the relevant provisions of this Agreement (including the releases and injunctions described herein) and any other matters agreed to in writing by Xcel, (ii) not contain any provisions inconsistent with this Agreement or such other matters (other than a provision to which Xcel has previously consented to in writing), (iii) confirm the NRG Plan under section 1129(a) of the Bankruptcy Code and approve this Agreement, and all other agreements and documents contemplated or referenced in this Agreement, or the NRG Plan, (iv) not approve any amendments or supplements to the NRG Plan (other than amendments or supplements to which Xcel has previously consented to in writing) which Xcel determines to be adverse to it in its sole reasonable discretion, and (v) be in full force and effect and not be stayed or modified.

         (e) The filing by the relevant NRG Entities of the 9019 Motion, and the entry on the docket of the Bankruptcy Court of the Confirmation Order which shall approve the 9019 Motion.

         (f) The receipt by Xcel and any required Affiliate, and, to the extent applicable, NRG of all regulatory and other approvals (including any approvals from the Federal Energy Regulatory Commission and the Securities and Exchange Commission) necessary for Xcel or any such Affiliate and, to the extent applicable, NRG to perform such obligations set forth in this Agreement, the other agreements and documents contemplated or referenced herein, and in the NRG Plan and Confirmation Order.

         (g) Each NRG Entity shall comply in all respects with every covenant, agreement, or other obligation under this Agreement applicable to it.

         (h) All representations and warranties made by any NRG Entity under this Agreement shall be true and correct in all material respects when made and as of the Effective Date.

         (i) Each of the members of the Bank Group that has a Claim against Xcel under any Xcel credit facility (the "Cross-Over Lenders") shall have approved, without payment of any special fee or expense, any waiver or amendment that Xcel and the administrative agent under such credit facility believe is necessary under such credit facility to implement this Agreement, the NRG Plan, and any of the transactions contemplated thereby or by agreements referenced herein (an "Xcel Credit Waiver"), except that if other lenders to Xcel under any credit facility shall receive a special fee or expense for their waiver or amendment, the Cross-Over Lenders shall be entitled to the same pro rata fee or expense, and, in any case, all Xcel Credit Waivers having been fully obtained by Xcel and being in full force and effect.

         (j) Xcel (or to the extent applicable, any Affiliate of Xcel) shall have received full payment or satisfaction of all intercompany Claims in accordance with the provisions of
                  Section 5(b) of this Agreement.

         (k) (1) the Bank Group shall have executed and delivered to Xcel the Separate Bank Release Agreement, (2) NRG shall have executed and delivered to Xcel the Release-Based Amount Agreement, the Employee Matters Agreement, the Tax Matters Agreement, the Xcel Plan Note, and all other agreements and documents contemplated by this Agreement and the Separate Bank Release Agreement simultaneously with the execution and delivery of this Agreement, and (3) this Agreement, the Separate Bank Release Agreement, the Release-Based Amount Agreement, the Employee Matters Agreement, the Tax Matters Agreement, the Xcel Plan Note, all such other agreements and documents, the NRG Plan, the Confirmation Order, and any other orders contemplated by any of the foregoing agreements or documents shall be in full force and effect and shall not have been stayed or modified.

         (l) Such procedures as are acceptable to Xcel shall have been approved by the Disclosure Statement Order and shall have been fully instituted and followed so as to permit Xcel to determine (i) all parties holding or who have held Notes as of the Voting Record Date and who have released Xcel from all NRG Released Causes of Action by checking the appropriate box on the relevant Ballot, and (ii) all parties holding or who have held Notes and to whom NRG should pay the requisite Released-Based Amount at any time.

         (m) The Confirmation Order shall approve the assumption by the Debtors of the Assumed Agreements, and the Debtors shall have satisfied for the benefit of Xcel (or any applicable Affiliate) all Cure Obligations with respect thereto. To the extent the Assumed Agreements are between Xcel or its Affiliates and an NRG Entity which is not a Debtor, NRG will cause such NRG Entity (i) to pay any and all amounts due to Xcel or its Affiliates under such Assumed Agreements and will ensure that such NRG Entity's obligations under such Assumed Agreements remains current, and (ii) to seek an order in a form acceptable to Xcel from the Bankruptcy Court authorizing the assumption of such Assumed Agreements in the event that such NRG Entity subsequently commences a case under the Bankruptcy Code.

         (n) There shall have been no amendments or supplements to the Confirmation Order, the NRG Plan, the Bar Date Order, Disclosure Statement, or the Disclosure Statement Order, other than those amendments or supplements approved by Xcel in writing.

         (o) The Effective Date for the NRG Plan, and the satisfaction of all of the other conditions set forth in this
                  Section 8, shall have occurred by no later than December 15, 2003.

Should the "Effective Date" of this Agreement not occur, all obligations of the Parties set forth in this Agreement shall be null and void ab initio and all Xcel Released Causes of Action, NRG Released Causes of Action, and any other Claims, Causes of Action, remedies, defenses, setoffs, rights or other benefits of the Parties or any of their respective Affiliates shall be fully preserved without any estoppel, evidentiary or other effect of any kind or nature whatsoever. Upon Xcel's determination, which may not be unreasonably delayed, that each of the foregoing conditions has been satisfied in accordance with the terms of this Agreement, Xcel shall deliver a written notice to NRG stating as such and that the effective date of this Agreement has occurred. For purposes of any agreement or document contemplated by this Agreement, including the NRG Plan, the "Effective Date" of this Agreement shall be the date on which Xcel delivers to NRG such written notice. The "Effective Date" of this Agreement shall not occur unless and until such written notice has been delivered to NRG by Xcel.

9. Condition to NRG's Obligations Hereunder. All obligations of NRG under this Agreement are expressly subject to the execution by Xcel of the Tax Matters Agreement in the form agreed to by the Parties.

10. Termination. If all of the conditions set forth in section 8 of this Agreement shall not have occurred by December 15, 2003, this Agreement shall terminate on December 31, 2003 unless Xcel on or prior to such date shall have waived any such conditions or shall have extended such termination date, in each case by written notice delivered by Xcel to NRG. Upon the termination of this Agreement, all obligations of the Parties under this Agreement shall terminate and shall be of no further force and effect; provided, however, that any claim of any Party for breach of this Agreement shall survive termination and all rights and remedies with respect to such claims shall not be prejudiced in any way.

11. Indemnification by NRG. NRG shall, for itself and on behalf of each of the NRG Subsidiaries, and as agent for each NRG Subsidiary, indemnify, defend (or, where applicable, pay the reasonable defense costs for) and hold harmless the Released Parties from and against any and all Liabilities that any entity seeks to impose upon the Released Parties, or which are imposed upon the Released Parties, if and to the extent such Liabilities relate to, arise out of or result from the failure of any NRG Subsidiary to pay its creditors in full except to the extent provided for in the NRG Plan and except with respect to (i) LSP-Pike Energy, LLC, (ii) LSP-Nelson Energy, LLC, (iii) NRG Nelson Turbines, LLC, (iv) NRG Gila Bend Holdings, and (v) NRG Audrain Generating LLC, or the failure to have the provisions of sections 9.2, 9.3.B., 9.3.C., and 9.3.G. of the NRG Plan be fully applicable pursuant to a Final Order of the Bankruptcy Court to any Non-Plan Debtor or any NRG Subsidiary which subsequently becomes part of the Chapter 11 Cases or other bankruptcy cases or proceedings.

12.               Release and Covenant Not to Sue.

         (a) Release. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the NRG Entities, in their individual capacities and, to the extent applicable, as debtors in possession for and on behalf of their estates and any entity that may assert a Claim or Cause of Action derivatively or otherwise, hereby release and discharge, absolutely, unconditionally, irrevocably and forever, the Released Parties from any and all NRG Released Causes of Action.

         (b) Applicability of Release to Transferees. The releases set forth in Section 12(a) above shall be binding upon all Transferees of the releasing party.

         (c) Binding Effect of Releases. Each party to which the releases set forth in Section 12(a) above applies shall be deemed to have granted such release notwithstanding that it may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such party expressly waives any and all rights that it may have under any statute or common law principle, including section 1542 of the California Civil Code, which would limit the effect of such releases to those Claims or Causes of Action actually known or suspected to exist at the time of execution of the release. Section 1542 of the California Civil Code generally provides as follows: "a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him may have materially affected his settlement with the debtor."

         (d) NRG Entity Covenant Not to Sue. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each of the NRG Entities, in their individual capacities and, to the extent applicable, as debtors in possession for and on behalf of their estates and any entity that may assert a claim or cause of action derivatively or otherwise, hereby covenant and agree not to commence or prosecute any lawsuit or other legal action, proceeding, or arbitration against any of the Released Parties in respect of any and all NRG Released Causes of Action.

         (e) Xcel Covenant Not to Sue. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, Xcel and, to the extent applicable, any entity that may assert a claim or cause of action derivatively or otherwise, hereby covenants and agrees not to commence or prosecute any lawsuit or other legal action, proceeding, or arbitration against any of the NRG Entities in respect of any and all Xcel Released Causes of Action.

13.               Miscellaneous Provisions.

         (a) Specific Performance. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for such breach.

         (b) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective successors, assigns, heirs, executors, administrators, and representatives.

         (c) Governing Law; Jurisdiction. This Agreement will be governed by the laws of the State of New York, without regard to its conflicts of laws principles that would require the law of another jurisdiction to be applied. Through the first anniversary of the Effective Date, each of the Parties irrevocably (a) submits and consents in advance to the exclusive jurisdiction of the Bankruptcy Court for the purpose of any action or proceeding in which any NRG Entity is a party arising out of or relating to this Agreement; (b) agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in such court; and (c) waives any objection that such Party may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens.

         (d) Entire Agreement. This Agreement, the exhibits and schedules hereto, and the applicable provisions in the NRG Plan constitute the complete and entire agreement between the Parties with respect to the matters contained in this Agreement, and supersede all prior agreements, negotiations, and discussions between the Parties with respect thereto.

         (e) Non-Reliance. Each of the Parties acknowledges that, in entering into this Agreement, it is not relying upon any representations or warranties made by anyone other than those representations, warranties, terms and provisions expressly set forth in this Agreement, the exhibits and schedules hereto, and the applicable provisions in the NRG Plan.

         (f) Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, as follows:

                  (i)               if to any of the NRG Entities, to Matthew A.
                           Cantor, Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York 10022-4611, fax:
                           212-446-4900;

                  (ii)              if to Xcel, to Brad B. Erens, Jones Day, 77
                           West Wacker, Chicago, Illinois, 60601-1692, fax:
                           312-782-8585, with a copy to Scott J. Friedman and Brian E. Greer, Jones Day, 222 East 41st Street, New York, New York 10017, fax: 212-755-7306; and

                  (iii)             if to the Creditors' Committee (through its
                           dissolution), to Evan D. Flaschen, Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103-3178.

         (g) Amendment; Waiver. It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of each of the Parties, and the Parties further acknowledge and agree that they will make no claim at any time or place that this Agreement has been orally supplemented, modified, or altered in any respect whatsoever. In addition, no failure on the part of any party to this Agreement to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

         (h) No Admissions. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of the Parties of any Claim or any fault or liability or damages whatsoever. Each of them denies any and all wrongdoing or liability of any kind, and does not concede any infirmity in the Claims or defenses which it has asserted or would assert.

         (i) Headings. The headings of this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

         (j) Representation by Counsel. Each Party acknowledges that it has been represented by counsel with this Agreement and the transactions contemplated herein. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

         (k) Interpretation. This Agreement is the product of negotiations of the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

         (l) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile shall be as effective as delivery of a manually executed signature page of this Agreement.

                                                                  EXECUTION COPY

NRG ENERGY, INC.                          XCEL ENERGY, INC.

     /s/ SCOTT J. DAVIDO                       /s/ RICHARD C. KELLY
   By: Scott J. Davido                       By: Richard C. Kelly
   Title: Senior Vice President and          Title: President and Chief
          General Counsel                           Operating Officer

ARTHUR KILL POWER LLC                     ASTORIA GAS TURBINE POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

BAYOU COVE PEAKING POWER, LLC             BERRIANS I GAS TURBINE POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

BIG CAJUN I PEAKING POWER LLC             BIG CAJUN II UNIT 4 LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

CAMAS POWER BOILER LIMITED PARTNERSHIP    CAMAS POWER BOILER, INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director and VP of GP-Camas        Title: Director and VP
          Power Boiler, Inc.

CAPISTRANO COGENERATION COMPANY           CHICKAHOMINY RIVER ENERGY CORP.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director and VP                    Title: Director and VP

COBEE ENERGY DEVELOPMENT LLC              COBEE HOLDINGS LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

COMMONWEALTH ATLANTIC POWER LLC           COMPANIA BOLIVIANA DE ENERGIA
                                          ELECTRICA S.A.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Chairman & Director

CONEMAUGH POWER LLC                       CONITI HOLDING B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Director of NRGeneration
                                                    Holdings (No. 21) B.V.,
                                                    which is sole Director of
                                                    Coniti Holding B.V.

CONNECTICUT JET POWER LLC                 CSEPEL LUXEMBOURG (NO. 1) S.A.R.L.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Director of NRGenerating
                                                    International B.V., which is
                                                    sole Director of
                                                    NRGenerating Luxembourg
                                                    (No. 1) S.a.r.l. which is
                                                    sole Director of Csepel
                                                    Luxembourg (No. 1) S.a.r.l.

DEVON POWER LLC                           DUNKIRK POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

EASTERN SIERRA ENERGY COMPANY             EL SEGUNDO POWER II LLC

     /s/ SCOTT J. DAVIDO                       /s/ JOHN P. BREWSTER
   By: Scott J. Davido                       By: John P. Brewster
   Title: Director/VP                        Title: President

ELK RIVER RESOURCE RECOVERY, INC.         ENERGY NATIONAL, INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: Director/VP

                                                                  EXECUTION COPY

ENIFUND, INC.                             ENIGEN, INC.

     /s/ SCOTT J. DAVIDO                       /s/ GEORGE P. SCHAEFER
   By: Scott J. Davido                       By: George P. Schaefer
   Title: Director/VP                        Title: Treasurer

ENTRADE HOLDINGS B.V.                     ESOCO MOLOKAI, INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director/VP

ESOCO ORRINGTON, INC.                     ESOCO, INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: Director/VP

EUROPEAN GENERATING S.A.R.L.              FLINDERS COAL PTY LTD

     /s/ ERSHEL C. REDD, JR.                   /s/ SCOTT J. DAVIDO
   By: Ershel C. Redd, Jr.                   By: Scott J. Davido
   Title: Director                           Title: Director

FLINDERS LABUAN (NO. 1) LTD.              FLINDERS LABUAN (NO. 2) LTD.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                            Title: Director

FLINDERS OSBORNE TRADING PTY LTD          FLINDERS POWER FINANCE PTY LTD

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

GRANITE II HOLDING, LLC                   GRANITE POWER PARTNERS II, L.P.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Manager                         Title: VP/Corporate Secretary of
                                                    NRG Energy, Inc. which is
                                                    the sole member of Granite
                                                    Acquisition LLC who is the
                                                    General Partner of Granite
                                                    Power Partners II, L.P.

GUNWALE B.V.                              HANOVER ENERGY COMPANY

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director/VP

HUNTLEY POWER LLC                         INDIAN RIVER OPERATIONS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Director/VP

INDIAN RIVER POWER LLC                    JAMES RIVER POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

KAUFMAN COGEN LP                          KEYSTONE POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of NRG Energy, Inc. sole        Title: VP/Asst. Secretary
          member of NRG Kaufman LLC the
          General Partner of Kaufman
          Cogen LP

KIKSIS B.V.                               KLADNO POWER (NO. 1) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

KLADNO POWER (NO. 2) B.V.                 LAMBIQUE BEHEER B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

LOUISIANA GENERATING LLC                  LSP EQUIPMENT, LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Manager

LSP-KENDALL ENERGY, LLC                   LSP-NELSON ENERGY, LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

LSP-PIKE ENERGY, LLC                      MERIDEN GAS TURBINES LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

MIDATLANTIC GENERATION HOLDING LLC        MIDDLETOWN POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

MONTVILLE POWER LLC                       NEO CALIFORNIA POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Manager

NEO CHESTER-GEN LLC                       NEO CORPORATION

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Manager                            Title: VP/Asst. Secretary

NEO FREEHOLD-GEN LLC                      NEO FT. SMITH LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Manager                            Title: Manager

NEO HACKENSACK, LLC                       NEO LANDFILL GAS HOLDINGS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Manager                            Title: VP/Asst. Secretary

                                                                  EXECUTION COPY

NEO LANDFILL GAS INC.                     NEO NASHVILLE LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Manager

NEO PHOENIX LLC                           NEO POWER SERVICES INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Manager                            Title: Manager

NEO PRIMA DESHECHA LLC                    NEO TAJIGUAS LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Manager                            Title: Manager

NEO WOODVILLE LLC                         NORTHBROOK NEW YORK, LLC

     /s/ SCOTT J. DAVIDO                       /s/ MICHAEL R. CARROLL
   By: Scott J. Davido                       By: Michael R. Carroll
   Title: Manager                             Title: Operating Committee Member

NORTHEAST GENERATION HOLDING LLC          NORWALK POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

NRG AFFILIATE SERVICES INC.               NRG ARTHUR KILL OPERATIONS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: Director/VP

NRG ASIA-PACIFIC, LTD.                    NRG ASTORIA GAS TURBINE OPERATIONS
                                          INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director/VP

                                                                  EXECUTION COPY

NRG AUDRAIN GENERATING LLC                NRG AUDRAIN HOLDING LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

NRG AUSTRALIA HOLDINGS (NO. 4) PTY LTD.   NRG BATESVILLE LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director/VP of  LSP Energy,
                                                    Inc., its General  Partner

NRG BAYOU COVE LLC                        NRG BOURBONNAIS EQUIPMENT LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J.  Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

NRG BOURBONNAIS LLC                       NRG BRAZOS VALLEY GP LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Corporate Secretary of
                                                   NRG Energy, Inc. which is the
                                                   sole member of NRG Brazos
                                                   Valley GP LLC

NRG BRAZOS VALLEY LP LLC                  NRG CABRILLO POWER OPERATIONS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Corporate Secretary of NRG      Title: Director/VP
          Energy, Inc. which is the sole
          member of NRG Brazos Valley
          LP LLC

NRG CADILLAC INC.                         NRG CADILLAC OPERATIONS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: Director

                                                                  EXECUTION COPY

NRG CALIFORNIA PEAKER OPERATIONS LLC      NRG CAPITAL II LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

NRG CAPITAL LLC                           NRG CAYMANS COMPANY

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Director

NRG CAYMANS-C                             NRG CAYMANS-P

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott  J. Davido                      By: Scott J. Davido
   Title: Director                           Title: Director

                                          NRG COLLINSVILLE OPERATING SERVICES
NRG CENTRAL U.S. LLC                      PTY LTD

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Director

                                          NRG CONNECTICUT AFFILIATE SERVICES
NRG COMLEASE LLC                          INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of NRG Energy, Inc. sole        Title: VP/Director
          member of NRG ComLease LLC

NRG DEVELOPMENT COMPANY INC.              NRG DEVON OPERATIONS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Director                        Title: Director/VP

NRG DUNKIRK OPERATIONS INC.               NRG EASTERN LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Director                        Title: VP/Asst. Secretary

NRG EL SEGUNDO OPERATIONS INC.            NRG ENERGY CENTER DOVER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Director                        Title: VP of NRG Thermal LLC sole
                                                    member of NRG Energy Center
                                                    Dover LLC

NRG ENERGY CENTER HARRISBURG LLC          NRG ENERGY CENTER MINNEAPOLIS LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of NRG Thermal LLC sole         Title: VP of NRG Thermal LLC sole
          member of NRG Energy Center               member of NRG Energy Center
          Harrisburg LLC                            Minneapolis LLC

NRG ENERGY CENTER PAXTON LLC              NRG ENERGY CENTER PITTSBURGH LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP of NRG Thermal LLC sole
                                                    member of NRG Energy Center
                                                    Pittsburgh LLC

NRG ENERGY CENTER ROCK TENN LLC           NRG ENERGY CENTER SAN DIEGO LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of NRG Thermal LLC sole         Title: VP of NRG Thermal LLC sole
          member of NRG Energy Center               member of NRG Energy Center
          Rock Tenn LLC                             San Diego LLC

NRG ENERGY CENTER SAN FRANCISCO LLC       NRG ENERGY CENTER SMYRNA LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of NRG Thermal LLC sole         Title: VP/Asst. Secretary
          member of NRG Energy Center
          San Francisco LLC

                                                                  EXECUTION COPY

NRG ENERGY CENTER WASHCO LLC              NRG ENERGY DEVELOPMENT B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of NRG Thermal LLC sole         Title: Director
         member of NRG Energy  Center
         Washco LLC

NRG ENERGY DEVELOPMENT GMBH               NRG ENERGY INSURANCE, LTD.

     /s/ SCOTT J. DAVIDO                       /s/ SANDRA L. CALVERT
   By: Scott J. Davido                       By: Sandra L. Calvert
   Title: Director                           Title: Director

NRG ENERGY JACKSON VALLEY I, INC.         NRG ENERGY JACKSON VALLEY II, INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: Director/VP

NRG ENERGY LTD.                           NRG FINANCE COMPANY I LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: VP/Asst. Secretary

                                          NRG GLADSTONE OPERATING SERVICES PTY
NRG FLINDERS OPERATING SERVICES PTY LTD   LTD

     /s/ SCOTT J. DAVIDO                       /s/ JOHN P. BREWSTER
   By: Scott J. Davido                       By: John P. Brewster
   Title: Director                           Title: Director

NRG GRANITE ACQUISITION LLC               NRG HUNTLEY OPERATIONS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of NRG Energy, Inc. sole        Title: Director/VP
          member of NRG Granite
          Acquisition LLC

                                                                  EXECUTION COPY

NRG ILION LIMITED PARTNERSHIP             NRG ILION LP LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of NRG Energy, Inc. sole        Title: VP of NRG Energy, Inc. sole
          member of NRG Rockford                    member of NRG Ilion LP LLC
          Acquisition LLC General
          Partner of NRG Ilion Limited
          Partnership

NRG INTERNATIONAL HOLDINGS (NO. 2) GMBH   NRG INTERNATIONAL HOLDINGS GMBH

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRG INTERNATIONAL II INC.                 NRG INTERNATIONAL III INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst Secretary                  Title: VP/Asst. Secretary

NRG INTERNATIONAL LLC                     NRG KAUFMAN LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP of NRG Energy, Inc. sole
                                                    member of NRG Kaufman LLC

NRG LATIN AMERICA INC.                    NRG MARKETING SERVICES LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst Secretary                  Title: VP/Asst. Secretary

NRG MCCLAIN LLC                           NRG MESQUITE LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                        By: Scott J. Davido
   Title: VP of NRG Energy, Inc. sole         Title: VP/Asst. Secretary
          member of NRG McClain LLC

                                                                  EXECUTION COPY

                                          NRG MIDATLANTIC AFFILIATE SERVICES
NRG MEXTRANS INC.                         INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: Director/VP

NRG MIDATLANTIC GENERATING LLC            NRG MIDATLANTIC LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

NRG MIDDLETOWN OPERATIONS INC.            NRG MONTVILLE OPERATIONS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: VP/Asst. Secretary

NRG NELSON TURBINES LLC                   NRG NEW JERSEY ENERGY SALES LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

NRG NEW ROADS HOLDINGS LLC                NRG NORTH CENTRAL OPERATIONS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Director/VP

NRG NORTHEAST AFFILIATE SERVICES INC.     NRG NORTHEAST GENERATING LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: VP/Asst. Secretary

NRG NORWALK HARBOR OPERATIONS INC.        NRG OPERATING SERVICES, INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: Director/VP

NRG OSWEGO HARBOR POWER OPERATIONS INC.   NRG PACGEN INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: Director/VP

NRG PACIFIC CORPORATE SERVICES PTY LTD    NRG PEAKER FINANCE COMPANY LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: VP/Asst. Secretary

NRG POWER MARKETING INC.                  NRG PROCESSING SOLUTIONS LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: VP of NRG Energy, Inc. sole
                                                    member of NRG Processing
                                                    Solutions LLC

NRG ROCKFORD ACQUISITION LLC              NRG ROCKFORD EQUIPMENT II LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of NRG Energy, Inc.             Title: VP/Asst. Secretary
          sole member of NRG Rockford
          Acquisition LLC

NRG ROCKFORD EQUIPMENT LLC                NRG ROCKFORD II LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

NRG ROCKFORD LLC                          NRG ROCKY ROAD LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

NRG SAGUARO OPERATIONS INC.               NRG SERVICES CORPORATION

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: VP/Asst. Secretary

NRG SOUTH CENTRAL AFFILIATE
SERVICES INC.                             NRG SOUTH CENTRAL GENERATING LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: VP/Asst. Secretary

NRG SOUTH CENTRAL OPERATIONS INC.         NRG STERLINGTON POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: VP/Asst. Secretary

NRG TAIWAN HOLDING COMPANY LIMITED        NRG TELOGIA POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: VP of NRG Energy, Inc.sole
                                                    member of NRG Telogia Power
                                                    LLC

NRG THERMAL LLC                           NRG THERMAL OPERATING SERVICES LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary of NRG
                                                    Thermal LLC sole member of
                                                    NRG Thermal Operating
                                                    Services LLC

NRG THERMAL SERVICES LLC                  NRG VICTORIA I PTY LTD

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Director

NRG VICTORIA II PTY LTD                   NRG VICTORIA III PTY LTD

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

                                                                  EXECUTION COPY

NRG WEST COAST II LLC                     NRG WEST COAST LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: VP/Asst. Secretary

NRG WESTERN AFFILIATE SERVICES INC.       NRGENERATING (GIBRALTAR)

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J Davido
   Title: Director/VP                        Title: Attorney in Fact

NRGENERATING ENERGY TRADING LTD.          NRGENERATING HOLDINGS (NO. 11) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING HOLDINGS (NO. 13) B.V.       NRGENERATING HOLDINGS (NO. 14) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING HOLDINGS (NO. 15) B.V.       NRGENERATING HOLDINGS (NO. 16) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING HOLDINGS (NO. 18) B.V.       NRGENERATING HOLDINGS (NO. 19) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING HOLDINGS (NO. 2) GMBH        NRGENERATING HOLDINGS (NO. 21) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

                                                                  EXECUTION COPY

NRGENERATING HOLDINGS (NO. 23) B.V.       NRGENERATING HOLDINGS (NO. 24) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING HOLDINGS (NO. 3) B.V.        NRGENERATING HOLDINGS (NO. 4) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING HOLDINGS (NO. 4) GMBH        NRGENERATING HOLDINGS (NO. 5) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING HOLDINGS (NO. 6) B.V.        NRGENERATING HOLDINGS (NO. 7) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING HOLDINGS (NO. 8) B.V.        NRGENERATING HOLDINGS GMBH

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING II (GIBRALTAR)               NRGENERATING INTERNATIONAL B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J Davido                        By: Scott J. Davido
   Title: Attorney in Fact                   Title: Director

                                          NRGENERATING LUXEMBOURG (NO. 1)
NRGENERATING III (GIBRALTAR)              S.A.R.L.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J Davido                        By: Scott J. Davido
   Title: Attorney in Fact                   Title: Director

                                          NRGENERATING LUXEMBOURG (NO. 6)
NRGENERATING IV (GIBRALTAR)               S.A.R.L.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

NRGENERATING LUXEMBOURG (NO. 2)
S.A.R.L.                                  NRGENERATING, LTD.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                            Title: Director

NRGENERATING RUPALI B.V.                  ONSITE ENERGY, INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director/VP

O BRIEN COGENERATION, INC. II             OSWEGO HARBOR POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: VP/Asst. Secretary

ONSITE MARIANAS CORPORATION               PACIFIC GENERATION COMPANY

     /s/ DAVID LLOYD                            /s/ SCOTT J. DAVIDO
   By: David   Lloyd                         By: Scott J. Davido
   Title: Secretary                          Title: Director/VP

PACIFIC CROCKETT HOLDINGS, INC.           PACIFIC GENERATION HOLDINGS COMPANY

     /s/ SCOTT J. DAVIDO                      /s/ ERSHEL C. REDD, JR.
   By: Scott J. Davido                       By: Ershel C. Redd, Jr.
   Title: VP/Director                        Title: Director/President

PACIFIC GENERATION DEVELOPMENT COMPANY    SAALE ENERGIE GMBH

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: Attorney in Fact

PACIFIC-MT. POSO CORPORATION              SACHSEN HOLDING B.V.

     /s/ GEORGE P. SCHAEFER                    /s/ SCOTT J. DAVIDO
   By: George P. Schaefer                    By: Scott J. Davido
   Title: Treasurer                          Title: Director

SAALE ENERGIE SERVICES GMBH               SAN JOAQUIN VALLEY ENERGY I, INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Attorney in Fact                   Title: Director/VP

SAGUARO POWER LLC                         SOMERSET OPERATIONS INC.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP of sole member NRG West         Title: Director/VP
          Coast LLC

SAN JOAQUIN VALLEY ENERGY IV, INC.        SOUTH CENTRAL GENERATION HOLDING LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director/VP                        Title: VP/Asst. Secretary

SOMERSET POWER LLC                        STERLING (GIBRALTAR)

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J Davido
   Title: VP/Asst. Secretary                 Title: Attorney in Fact

STATOIL ENERGY POWER/PENNSYLVANIA, INC.   STERLING LUXEMBOURG (NO. 2) S.A.R.L.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: VP/Asst. Secretary                 Title: Director

STERLING LUXEMBOURG (NO. 1) S.A.R.L.      SUNSHINE STATE POWER (NO. 2) B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director

STERLING LUXEMBOURG (NO. 4) S.A.R.L.      TACOMA ENERGY RECOVERY COMPANY

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: VP/Director

SUNSHINE STATE POWER B.V.                 TOSLI ACQUISITION B.V.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Director of NRGeneration
                                                    Holdings (No. 21) B.V.,
                                                    which is sole Director of
                                                    Tosli Acquisition B.V.

TOSLI (GIBRALTAR) B.V.                    VIENNA POWER LLC

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J Davido                        By: Scott J. Davido
   Title: Attorney in Fact                   Title: VP/Asst. Secretary

VIENNA OPERATIONS INC.

     /s/ SCOTT J. DAVIDO
   By: Scott J. Davido
   Title: Director/VP

                                                                  EXECUTION COPY

ITIQUIRA ENERGETICA S.A.                  NRG DO BRASIL LTDA.

     /s/ SCOTT J. DAVIDO                       /s/ SCOTT J. DAVIDO
   By: Scott J. Davido                       By: Scott J. Davido
   Title: Director                           Title: Attorney in Fact

SERVICIOS ENERGETICOS, S.A

     /s/ SCOTT J. DAVIDO
   By: Scott J. Davido
   Title: Director

                                   SCHEDULE A

                           (GLOBAL STEERING COMMITTEE)

                           Credit Suisse First Boston
                               ABN AMRO Bank N.V.
                      Abbey National Treasury Services plc
                  Australia & New Zealand Banking Group Limited
                              Bank of America N.A.
                                Barclays Bank plc
                                    Citibank
                                 Credit Lyonnais
                                Deutsche Bank AG
                       Bayerische Hypo-Und Vereinsbank AG
                                 ING Capital LLC
                                 JP Morgan Chase
                         The Royal Bank of Scotland plc
                                Societe Generale
                                  TD Securities
              Westdeutsche Landesbank Girozentrale, New York Branch

                                   SCHEDULE B

                                     (NOTES)

                   ISSUANCE                    ISSUE AMOUNT                  INDENTURE DATE                     MATURITY
                   --------                    ------------                  --------------                     --------
6.750% Senior Notes                            $340 million          March 13, 2001; July 16, 2001           July 15, 2006

7.500% Senior Notes                            $250 million          June 1, 1997                            June 15, 2007

7.500% Senior Notes                            $300 million          May 25, 1999                            June 1, 2009

7.625% Senior Notes                            $125 million          January 21, 1996                        February 1, 2006

7.750% Senior Notes                            $350 million          March 13, 2001; April 5, 2001           April 1, 2011

7.970% Senior Notes (ROARS)                    $233 million          March 20, 2000                          March 15, 2020

8.000% Senior Notes (ROARS)                    $240 million          November 8, 1999                        November 1, 2013

8.250% Senior Notes                            $350 million          September 11, 2000.                     September 15, 2010

8.625% Senior Notes                            $500 million          March 13, 2001; April 5, 2001;          April 1, 2031
                                                                     July 16, 2001

6.500% Equity Unit Bond                        $287.5 million        March 13, 2001                          May 16, 2006

8.700% Senior Notes (issued in connection      $250 million          March 20, 2000                          March 15, 2005
with a certain debt and derivative
transaction to synthetically issue(pound)160
million debt)

                                SCHEDULE 5(a)(i)

           (CERTAIN OBLIGATIONS AND ARRANGEMENTS BETWEEN XCEL AND NRG)

                                   GUARANTEES

                                             Physical/                                         Date Guaranty Expires or
            Counterparty                     Financial        Commodity    Amount of Guaranty    Expired (NOTE "A")
            ------------                     ---------        ---------    ------------------    ------------------
AEP Energy Services, Inc.                  FINANCIAL        ALL              $   7,000,000              12/31/2002
American Electric Power Service Corp       FINANCIAL        ALL
American Electric Power Service Corp       PHYSICAL         ELECTRIC
Aquila Merchant Services, Inc.             FINANCIAL        ALL              $  10,000,000              10/12/2002
Aquila Merchant Services, Inc.             PHYSICAL         ELECTRIC
Aquila Merchant Services, Inc.             PHYSICAL         NAT GAS
Bank of America, N.A.                      FINANCIAL        ALL              $  10,000,000               8/31/2003
Consolidated Edison Energy, Inc.           PHYSICAL         ELECTRIC         $  10,000,000              12/31/2003
Constellation Power Source, Inc.           FINANCIAL        ALL              $  15,000,000               7/31/2003
Constellation Power Source, Inc.           PHYSICAL         ELECTRIC
Duke Energy Trading & Marketing LLC        FINANCIAL        ALL              $  15,000,000               5/24/2003
Duke Energy Trading & Marketing LLC        PHYSICAL         ELECTRIC
Duke Energy Trading & Marketing LLC        PHYSICAL         NAT GAS
El Paso Merchant Energy, L.P.              FINANCIAL        ALL              $  12,000,000               2/28/2002
El Paso Merchant Energy, L.P.              PHYSICAL         ELECTRIC
El Paso Merchant Energy, L.P.              PHYSICAL         NAT GAS
Entergy-Koch Trading, LP                   FINANCIAL        ALL              $   8,500,000               3/31/2003
Entergy-Koch Trading, LP                   PHYSICAL         ELECTRIC
Entergy-Koch Trading, LP                   PHYSICAL         NAT GAS
Exelon Generation Company, LLC             FINANCIAL        ALL              $   7,000,000               3/31/2003
Exelon Generation Company, LLC             PHYSICAL         ELECTRIC
HQ Energy Services (U.S.) Inc.             (tolling agmt)   (tolling agmt) Terminated, Effective           (n/a)
                                                                                11/30/02
J. Aron & Company                          FINANCIAL        ALL              $  10,000,000               1/31/2004
Morgan Stanley Capital Group Inc.          FINANCIAL        ALL              $  15,000,000               9/30/2003
Morgan Stanley Capital Group Inc.          PHYSICAL         ELECTRIC
PG&E Energy Trading - Gas Corporation      FINANCIAL        ALL              $   2,000,000              12/31/2002
PG&E Energy Trading - Gas Corporation      PHYSICAL         NAT GAS
PG&E Energy Trading - Power, L.P.          FINANCIAL        ALL              $   9,000,000              12/31/2002
PG&E Energy Trading - Power, L.P.          PHYSICAL         ELECTRIC
PJM Interconnection, LLC                   FINANCIAL        ALL              $  17,000,000           $ 12M 4/30/03,
PJM Interconnection, LLC                   PHYSICAL         ELECTRIC                                 $  5M 7/31/03
Select Energy, Inc.                        FINANCIAL        ALL              $   3,000,000               8/31/2002
Select Energy, Inc.                        PHYSICAL         ELECTRIC
Sprague Energy Corp.                       FINANCIAL        ALL              $   4,000,000              11/30/2003
Sprague Energy Corp.                       PHYSICAL         NAT GAS
Williams Energy Marketing & Trading        FINANCIAL        ALL           Terminated, Effective            (n/a)
Williams Energy Marketing & Trading        PHYSICAL         ELECTRIC            11/15/02
Atlantic City Electric Company, dba
Conectiv (BGS Auction)                     FINANCIAL        ALL              $  11,500,000               7/31/2003
NEPOOL                                     PHYSICAL         ELECTRIC         $  60,000,000              12/31/2003
Obligation total, for the counterparties from above                          $ 226,000,000
Obligation total above covered under Xcel guaranties or assignments          $ 226,000,000

NOTE "A":

Any transactions that were entered into with a CP on or before the expiration date of the guaranty will be covered through the duration of the trade(s) on an "evergreen" basis. Thus, for Aquila, El Paso, and PGET Power, all trade obligations of NRG were entered into prior to the expiration dates of those guaranties, even though the periods ultimately covered under those trade obligations are relatively far out into the future (to 12/03 for Aquila and PGET Power, to 12/06 for El Paso). The inclusion of a guaranty or other item on this
Schedule VI.D. which has expired shall not be deemed a statement that such guaranty or other item is otherwise effective or in force or effect.

                                      BONDS

           BONDS
           NUMBER                           PRINCIPAL                   AMOUNT                    DESCRIPTION
           ------                           ---------                   ------                    -----------
INDEMNIFIED BY XCEL ENERGY:

ST. PAUL BONDS

400SD3190                    NRG Processing Solutions LLC            $    20,000.00  License Bond
400SF4076                    NRG Energy Center Pittsburgh            $    75,000.00  Street Opening Bond
400SH7762                    Meriden Gas Turbines, LLC               $   876,800.00  Subdivision Bond
400SH7763                    Meridan Gas Turbines, LLC               $   768,490.00  Subdivision Bond
Sub-Total St. Paul                                                   $ 1,740,290.00

SAFECO BONDS

6161831                      Xcel Energy, Inc.                       $    20,000.00  Solid Waste Facility Bond
Sub-Total Safeco                                                     $    20,000.00

CNA BONDS

929214989                    NRG Energy Center                       $   100,000.00  Highway Occupancy Permit Obligation Bond
929215308                    NRG Power Marketing, Inc.               $   250,000.00  License Bond
929215309                    NRG Energy Center San Diego LLC         $     5,000.00  Franchise Bond
929222788                    NRG Processing Solutions LLC            $   100,000.00  Tree & Yard Waste Permit Bond
929222789                    NRG Processing Solutions LLC            $    45,000.00  Yard Waste Composting & Processing Facility
                                                                                     Permit Bond
929222790                    NRG Processing Solutions LLC            $    72,400.00  Solid Waste Facility Permit Bond
929222795                    NRG Power Marketing, Inc.               $ 1,000,000.00  Bond of Distributor of Automotive Fuel
929222796                    NRG Power Marketing Inc.                $ 1,000,000.00  Motor Fuels Tax Bond
929224970                    NRG Processing Solutions LLC            $   100,000.00  Waste Facility License & Permit Bond
929224971                    NRG Processing Solutions LLC            $    25,000.00  Waste Facility License/Permit Bond
929224973                    El Segundo Power LLC                    $    10,000.00  Lease Bond
929224975                    MM SKB Energy LLC                       $    19,215.00  Processing Facility Bond
929224986                    Dunkirk Power LLC                       $    25,000.00  Bond of Distributor of Automotive Fuel
929224987                    Huntley Power LLC                       $    35,000.00  Bond of Distributor of Automotive Fuel
929225083                    NRG Northeast Affiliate Services, Inc.  $    29,000.00  Workers' Compensation Bond
929231861                    NRG Ilion LP LLC                        $    52,308.00  Utility Payment Bond
929239784                    NRG Energy Center Pittsburgh LLC        $    80,000.00  Highway Restoration & Maintenance Bond
929239794                    Dunkirk Power, LLC                      $    53,000.00  Mined Land Reclamation Bond
929239797                    Cabrillo Power LLC                      $   100,000.00  Lease Bond
929239799                    NRG Energy                              $ 1,500,000.00  Permit Bond
929242598                    Arthur Kill Power LLC                   $    10,000.00  Performance Bond

           BONDS
           NUMBER                           OBLIGEE                   EFF DATE    EXP DATE    PREMIUM     SURETY  DIV. INDEMNITY
           ------                           -------                   --------    --------    -------     ------  ---- ---------
INDEMNIFIED BY XCEL ENERGY:

ST. PAUL BONDS

400SD3190                    Hennepin County                          6/30/2002   6/30/2003  $   200.00  St. Paul  NRG    Yes
400SF4076                    City of Pittsburgh                       5/15/2002   5/15/2003  $   300.00  St. Paul  NRG    Yes
400SH7762                    City of Meriden                          8/24/2001   8/24/2003  $ 1,754.00  St. Paul  NRG    Yes
400SH7763                    City of Meriden                          8/24/2001   8/24/2003  $ 1,537.00  St. Paul  NRG    Yes
Sub-Total St. Paul                                                                           $ 3,791.00

SAFECO BONDS

6161831                      County of Hennepin                        8/9/2002    8/9/2003  $   200.00   Safeco   NRG    Yes
Sub-Total Safeco                                                                             $   200.00

CNA BONDS

929214989                    PA Dept. of Trans.                       9/21/2002   9/21/2003  $   450.00     CNA    NRG    Yes
929215308                    Pennsylvania Public Utility Commission   9/12/2002   9/12/2003  $ 2,250.00     CNA    NRG    Yes
929215309                    City of San Diego                         9/2/2002    9/2/2003  $   100.00     CNA    NRG    Yes
929222788                    Scott County                            10/12/2002  10/12/2003  $   560.00     CNA    NRG    Yes
929222789                    Dakota County                           10/10/2002  10/10/2003  $   252.00     CNA    NRG    Yes

929222790                    Dakota County                           10/10/2002  10/10/2003  $   405.00     CNA    NRG    Yes
929222795                    State of New York                       10/12/2002  10/12/2003  $ 2,250.00     CNA    NRG    Yes
929222796                    State of New Jersey                     10/12/2002  10/12/2003  $ 2,250.00     CNA    NRG    Yes
929224970                    County of Anoka                         11/17/2002  11/17/2003  $   560.00     CNA    NRG    Yes
929224971                    County of Anoka                         11/17/2002  11/17/2003  $   140.00     CNA    NRG    Yes
929224973                    State of California                      11/9/2002   11/9/2003  $   100.00     CNA    NRG    Yes
929224975                    Commonwealth of PA                      11/25/2002  11/25/2003  $   108.00     CNA    NRG    Yes
929224986                    State of New York                         1/1/2003    1/1/2004  $   100.00     CNA    NRG    Yes
929224987                    Sate of New York                          1/2/2003    1/3/2004  $   100.00     CNA    NRG    Yes
929225083                    State of New York                       12/31/2002  12/31/2003  $   351.00     CNA    NRG    Yes
929231861                    Niagra Mohawk Power Corp.               12/12/2002  12/12/2003  $   471.00     CNA    NRG    Yes
929239784                    Commonwealth of PA                       6/18/2002   6/18/2003  $   160.00     CNA    NRG    Yes
929239794                    State of New York                        5/15/2002   5/15/2003  $   106.00     CNA    NRG    Yes
929239797                    State of California                      5/21/2002   5/21/2003  $   175.00     CNA    NRG    Yes
929239799                    City of St. Paul, MN                     5/23/2002   5/23/2003  $ 2,625.00     CNA    NRG    Yes
929242598                    Department of Energy Conservation        3/18/2002   3/18/2003  $    50.00     CNA    NRG    Yes

                                     BONDS

           BONDS
           NUMBER                       PRINCIPAL         AMOUNT               DESCRIPTION                   OBLIGEE
           ------                       ---------         ------               -----------                   -------
Sub-Total CAN                                         $ 4,610,923.00

TOTAL INDEMNIFIED BY XCEL ENERGY                      $ 6,371,213.00

NON-INDEMNIFIED BONDS
U668424                           NRG Energy, Inc.    $30,000.00       Solid Waste Management Bond   County of Washington

TOTAL ALL NRG BONDS                                   $6,401,213.00

           BONDS
           NUMBER                 EFF DATE   EXP DATE     PREMIUM     SURETY   DIV.  INDEMNITY
           ------                 --------   --------     -------     ------   ----  ---------
Sub-Total CAN                                            13,563.00

TOTAL INDEMNIFIED BY XCEL ENERGY                        $17,554.00

NON-INDEMNIFIED BONDS
U668424                           1/20/1999  1/20/2004  $   400.00   Reliance  NRG       No

TOTAL ALL NRG BONDS                                     $17,954.00

                        OTHER INDEMNIFICATION OBLIGATIONS

Agreement and Consent for Transfer to NRG between Northern States Power Company, NRG Energy, Inc., Anoka County, Hennepin County, Sherburne County, and Tri-County Solid Waste Management Committee dated on or about August 20, 2001.

Affirmation Agreement between Northern States Power Company and NRG Energy, Inc. dated August 8, 1993.

                  OTHER GUARANTY AND CREDIT SUPPORT OBLIGATIONS

Guarantees of employment agreements for three NRG employees.

Deposit in the amount of $5,162,790 relating to security deposit posted by an Xcel subsidiary in connection with a certain purchase agreement between such subsidiary and General Electric International, Inc., dated October 3, 2000

                                SCHEDULE 5(b)(i)

                       (INTERCOMPANY CLAIMS OWING TO XCEL)

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with various payments made by Xcel in connection with the Guarantees.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with the Services Agreement.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with various Northern States Power Company and other agreements listed on
Schedule 8(m).

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with various engineering services.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with e prime.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with NSP-Wisconsin.

All amounts owed by NRG or any Affiliate to Xcel or any Affiliate in connection with PSCo.

All amounts, if any, owed by NRG or any Affiliate to Xcel or any Affiliate for NRG's own utility usage.

                                  SCHEDULE 8(m)

                              (ASSUMED AGREEMENTS)

Agreement for the Use and Operation of Certain Facilities Located at the High Bridge Plant between Northern States Power Company and NRG Energy Center - Rock Tenn LLC, dated Jan. 23, 2002.

Agreement for the Sale of Thermal Energy and Wood Byproduct between Northern States Power Company and NRG Thermal f/k/a Norenco Corporation, dated November 16, 1989.

Refuse Derived Fuel Supply Agreement between Northern States Power Company and NRG Resource Recovery, Inc." (not dated) (Term: 1-1-1992 to 12-31-2001, automatically renewing for five year terms thereafter, unless terminated by six month written notice.)

Lease and Agreement between Northern States Power Company and Minnesota Waste Processing Company, L.L.C. dated September 13, 1994.

Lease and Agreement between Northern States Power Company and NRG Energy Inc. dated July 21, 1997.

Short Term Coal Agreement for the Sale of Coal from Northern States Power Company (dba Xcel Energy, Seller) to NRG Energy Center-Rock Tenn LLC (Buyer) dated January 6, 2003.

Letter Agreement between e prime and NRG Energy, Inc. dated on or about February 25, 2003.

Agreement For Consulting Services Between NRG Energy, Inc. And Utility Engineering Corporation dated May 22, 2000.

                                    EXHIBIT A

                                  (9019 MOTION)

                                    EXHIBIT B

                                    (BALLOTS)

                                    EXHIBIT C

                                (BAR DATE ORDER)

                                    EXHIBIT D

                              (CONFIRMATION ORDER)

Provisions which must be contained in the Confirmation Order:

The Support Agreement Claims belong solely and exclusively to NRG and not to any creditor of NRG or of any other NRG Entity, and the Support Agreement Claims are fully released as to all entities as of the Effective Date, subject to payment in full of the Support Agreement Amount.

The Xcel Tax Benefit shall be the sole and exclusive property of Xcel, and the NRG Entities and any party claiming by or through them hereby release any right or interest that they might otherwise have in the Xcel Tax Benefit.

NRG and its direct and indirect subsidiaries shall not be (a) reconsolidated with Xcel or any of its other Affiliates for tax purposes at any time after their March, 2001 deconsolidation unless otherwise required by state or local tax law, or (b) treated as a party to or otherwise entitled to the benefits of any tax sharing agreement with Xcel, other than the Tax Matters Agreement.

A provision approving and fully incorporating all provisions set forth in Sections 9.2 and 9.3 of the NRG Plan.

A provision mandating that the NRG Released Causes of Action are released.

A provision approving this Agreement, the Employee Matters Agreement, the Release-Based Amount Agreement, the Tax Matters Agreement, the Xcel Plan Note, and all other agreements and documents contemplated by this Agreement or the Separate Bank Release Agreement.

A finding and holding that the right and obligation of any holder of a NRZ equity unit to purchase common shares of Xcel was terminated as of the Petition Date.

A provision approving the assumption by the Debtors of the Assumed Agreements and requiring the prompt payment by the Debtors in cash of the Cure Obligations upon entry of the Confirmation Order.

A provision mandating that any agreement between the Debtors and Xcel (or any Affiliate) that is not an Assumed Agreement shall be rejected by the Debtors as of the Effective Date.

A finding that this Agreement, and the payments by Xcel and releases provided by Xcel hereunder, constitute a direct benefit to NRG and an indirect benefit to each of the other NRG Entities including the Non-Plan Debtors.

A finding that this Agreement is essential and integral to the NRG Plan.

A provision approving the 9019 Motion.

A provision providing that the automatic stay in the Non-Plan Debtors' Chapter 11 Cases, to the extent applicable, be modified to the extent necessary to permit Xcel to exercise any and all rights it has with respect to the D&O Policies.

                                    EXHIBIT E

                             (DISCLOSURE STATEMENT)

                                    EXHIBIT F

                          (DISCLOSURE STATEMENT ORDER)

                                    EXHIBIT G

                          (EMPLOYEE MATTERS AGREEMENT)

                                    EXHIBIT H

                                   (NRG PLAN)

                                    EXHIBIT I

                        (RELEASE-BASED AMOUNT AGREEMENT)

                                    EXHIBIT J

                        (SEPARATE BANK RELEASE AGREEMENT)

                                    EXHIBIT K

                             (TAX MATTERS AGREEMENT)

                                    EXHIBIT L

                                (XCEL PLAN NOTE)